Exhibit 99.7

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                  DynTek, Inc.

                             ITI Acquisition Corp.,

                         Integration Technologies, Inc.,

               the Shareholders of Integration Technologies, Inc.

            and Casper Zublin, Jr. as the Shareholder Representative

                          dated as of October 14, 2004

                 ----------------------------------------------


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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of October 14, 2004, by and among DynTek, Inc., a Delaware corporation ("Parent"), ITI Acquisition Corp., a California corporation and wholly owned Subsidiary of Parent ("Merger Sub"), Integration Technologies, Inc., a
California corporation (the "Company"), the shareholders on the signature page hereto (the "Shareholders") and Casper Zublin, Jr., in his capacity as the shareholder representative (the "Representative"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company believe it is in the best interest of each company and their respective stockholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into the Company with the Company as the surviving corporation (the "Merger");

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Delaware General Corporation Law ("DGCL"), the California General Corporation Law ("CGCL") and their respective charter documents; and

      WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

      1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the CGCL.

      1.2. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 at the date and time on which the conditions to Closing set forth in Article 9 of this Agreement shall have been satisfied or waived by the appropriate party or at such time as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the "Closing Date." At the time of the Closing,

Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

      1.3. Effective Time of the Merger. At the Closing, the parties hereto shall (a) cause an agreement of merger in substantially the form of Exhibit B (the "California Agreement of Merger") to be executed and filed with the Secretary of State of the State of California, as provided in Section 1103 of the CGCL and (b) take all such other and further actions as may be required by the CGCL or other applicable Law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of the California Agreement of Merger. The date and time of such effectiveness are referred to herein as the "Effective Time."

      1.4. Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and the CGCL.

      1.5. Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law.

      1.6. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                   ARTICLE 2

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                            OF COMPANY AND MERGER SUB

      2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of the Company's common stock. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

            (b) Conversion of the Company Stock. Subject to other provisions of this Article 2:

                  (i) Each share of the Company Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted automatically into the right to receive (A) an amount in cash equal to the Per Share Cash Consideration; (B) a payment of the Per Share Collared Stock Consideration, pursuant to Section 2.3; (C) a contingent cash payment, pursuant to Section 2.4, equal to the Per Share EBITDA Earn-Out Consideration; and


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

(D) a contingent cash payment, pursuant to Section 2.5, equal to the Per Share Revenue Earn-Out Consideration.

                  (ii) The capitalization of the Company as of immediately prior to the Effective Time shall be set forth on a Merger Consideration certificate to be delivered by the Company to the Parent at Closing (the "Merger Consideration Certificate"). Parent and the Surviving Corporation shall be entitled to rely on the Merger Consideration Certificate in connection with payment of the Merger Consideration pursuant to this Section 2.1.

                  (iii) Each share of Company Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Sections 2.2, without interest.

                  (iv) Each share of Company Stock held by the Company as treasury stock or held by Parent, Merger Sub or any Subsidiary or parent of Parent, Merger Sub or the Company immediately prior to the Effective Time shall be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

      2.2. Surrender and Payment.

            (a) Immediately after the Effective Time, upon surrender by each holder of record of a certificate or certificates (the "Certificates") for cancellation to the Parent or to such agent or agents as may be appointed by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

            (b) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Parent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Parent that such tax has been paid or is not payable.

            (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to the Parent, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Parent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Parent with respect to the Certificate alleged to be lost, stolen or destroyed), the Parent will deliver to such person the Merger Consideration payable in respect of each such Certificate, without interest thereon.

      2.3. Payment of Collared Stock Consideration After the Closing. On the terms and subject to the conditions of this Section 2.3, holders of Shares shall be entitled to receive an


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aggregate  number of whole shares of Parent  Common  Stock,  rounded down to the nearest whole share, as computed in accordance with Section 2.3(a) (the "Collared Stock Consideration").

            (a) Collared Stock Consideration Amount. The aggregate number of shares of Parent Common Stock payable as Collared Stock Consideration shall be determined based on the average closing sale price per share (the "Share Price") of Parent Common Stock reported on the Nasdaq SmallCap Market (the "Nasdaq") for the thirty (30) trading days prior to (and not including) June 28, 2005. The aggregate number of shares of Parent Common Stock payable as Collared Stock Consideration shall be: (i) 2,140,000 shares if the Share Price is greater than $1.00 but less than $1.50; (ii) that number of shares equal to $2,140,000 divided by the Share Price if the Share Price is less than $1.00, provided that the maximum number of shares issuable pursuant to this clause (ii) shall be no more than 4,280,000 shares; or (iii) that number of shares equal to $3,210,000 divided by the Share Price if the Share Price is greater than $1.50. Notwithstanding the foregoing, if the total value of the Collared Stock Consideration as determined pursuant to this Section 2.3(a) is less than $2,140,000, then Parent shall pay the amount equal to the difference in cash pursuant to Section 2.3(c) below.

            (b) Cash Option. At the option of the Representative, up to fifty percent (50%) of the Collared Stock Consideration as determined pursuant to
Section 2.3(a) above may be paid in cash, instead of shares of Parent Common Stock. To exercise this option, the Representative shall provide written notice to Parent on or before June 29, 2005.

            (c) Payment of Collared Stock Consideration. Upon a final determination of the Collared Stock Consideration pursuant to Section 2.3(a) above, Parent shall instruct its transfer agent to issue shares of Parent Common Stock, on or before June 30, 2005, representing such Collared Stock Consideration to the holders of Shares; provided that each Shareholder delivers to Parent an executed investment representation letter in a form reasonably acceptable to Parent. If any portion of the Collared Stock Consideration is to be paid in cash pursuant to Section 2.3(a) and/or Section 2.3(b) above, on the same date that the shares of Parent Common Stock are issued pursuant to this
Section 2.3(c), Parent shall pay to the Representative for distribution to the holders of Shares the cash payment portion of the Collared Stock Consideration. The Collared Stock Consideration shall be allocated among the holders of the Shares according to each such holder's proportionate ownership interest as set forth on the Merger Consideration Certificate.

            (d) Limit on Number of Shares of Parent Common Stock. Notwithstanding the foregoing provisions of this Section 2.3, in no event will Parent be required to issue shares of Parent Common Stock if such issuance would require stockholder approval under applicable Nasdaq Marketplace Rules. In the event the number of shares issuable as Collared Stock Consideration is so limited, Parent will pay the difference to the Shareholders in cash.

      2.4. Contingent EBITDA Earn-Out Consideration After the Closing. On the terms and subject to the conditions of this Section 2.4, holders of Shares shall be entitled to receive an aggregate cash payment of up to $1,500,000 (as computed in accordance with Section 2.4(a), the "EBITDA Earn-Out Consideration") in respect of such Shares following the Effective Time, if and to the extent earned as provided in this Section 2.4.

            (a) EBITDA Earn-Out Consideration Amount. The EBITDA Earn-Out Consideration shall be equal to the lesser of (i) the amount that is determined by multiplying the


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Company's  EBITDA by the quotient that is equal to  $1.50/$1.00,  for the period between July 1, 2004 through June 30, 2005 (the "Earn-Out Period") or (ii) $1,500,000.

                  (i) Determination of EBITDA. Within thirty (30) days after the end of the Earn-Out Period, Parent and its auditors shall conduct a review of the financial statements of the Company as of the end of the Earn-Out Period and shall prepare and deliver to the Representative a computation of EBITDA for the Earn-Out Period (the "EBITDA Earn-Out Notice"). Parent and its auditors shall make available to the Representative and his auditors all records and work papers used in preparing EBITDA for the Earn-Out Period. If the Representative disagrees with the computation of EBITDA, the Representative may, within thirty
(30) days after receipt of the EBITDA Earn-Out Notice, deliver a notice (an "EBITDA Earn-Out Objection Notice") to Parent setting forth the Representative's calculation of EBITDA for such Earn-Out Period. If the Representative does not deliver an Earn-Out Objection Notice within such 30 day period, then EBITDA for the Earn-Out Period shall be deemed finally determined to be as set forth in the EBITDA Earn-Out Notice. Parent and the Representative shall use reasonable best efforts to resolve any disagreements as to the computation of EBITDA for such Earn-Out Period, but if they do not obtain a final resolution within 30 days after Parent has received the Earn-Out Objection Notice, Parent and the Representative shall jointly retain an independent accounting firm of recognized national standing to resolve any remaining disagreements (the "Firm"). Parent and the Representative shall direct the Firm to render a determination within 30 days after its retention and Parent, the Representative, and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the calculation of EBITDA set forth in the EBITDA Earn-Out Objection Notice which Parent and the Representative are unable to resolve. Parent and the Representative shall each make written submissions to the Firm promptly (and in any event within 30 days after the Firm's engagement), which submissions shall contain such party's computation of EBITDA for the Earn-Out Period and information, arguments, and support for such party's position. The Firm shall review such submissions and base its determination solely on them. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm's determination will be based on the definition of EBITDA included herein. The determination made by the Firm shall be binding and conclusive on the parties hereto for all purposes under this Agreement. The expenses of the Firm shall be shared equally such that half of the expenses are paid by Parent and half of the expenses shall reduce the EBITDA Earn-Out Consideration payable to the Shareholders; provided, however, Parent shall pay for all of the expenses of the Firm if EBITDA as determined by Parent in the EBITDA Earn-Out Notice is understated by more than ten percent (10%) of EBITDA as determined by the Firm.

                  (ii) Payment Procedures. Parent shall deliver the aggregate EBITDA Earn-Out Consideration, as adjusted per Section 2.4(a)(i) above, in cash to the Representative for distribution to the holders of Shares in accordance with Section 2.1(b) on or before July 30, 2005 unless otherwise subject to an EBITDA Earn-Out Objection Notice.

      2.5. Contingent Revenue Earn-Out Consideration After the Closing. On the terms and subject to the conditions of this Section 2.5, holders of Shares shall be entitled to receive an aggregate cash payment of up to $1,500,000 (as computed in accordance with Section 2.5(a), the "Revenue Earn-Out Consideration") in respect of such Shares following the Effective Time, if and to the extent earned as provided in this Section 2.5.


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            (a) Revenue  Earn-Out  Consideration  Amount.  The Revenue  Earn-Out
Consideration shall be equal to the lesser of (i) the amount that is determined by multiplying the Company's gross revenue for the Earn-Out Period (the
"Earn-Out Revenue") by the quotient that is equal to $1.00/$12.00 or (ii) $1,500,000.

            (b) Determination of Earn-Out Revenue. Within thirty (30) days after the end of the Earn-Out Period, Parent shall prepare and deliver to the Representative a statement to the Representative setting forth the Earn-Out Revenue and identifying the aggregate Revenue Earn-Out Consideration, if any, and such reasonable detail required to support the calculation of the Earn-Out Revenue (the "Revenue Earn-Out Notice"). If the Representative disagrees with the computation of the Earn-Out Revenue, the Representative may, within thirty
(30)days after receipt of the Revenue Earn-Out Notice, deliver a notice (a "Revenue Earn-Out Objection Notice") to Parent setting forth the Representative's calculation of the Earn-Out Revenue for such Earn-Out Period. If the Representative does not deliver a Revenue Earn-Out Objection Notice within such 30 day period, then the Earn-Out Revenue for the Earn-Out Period shall be deemed finally determined to be as set forth in the Revenue Earn-Out Notice. Parent and the Representative shall use reasonable best efforts to resolve any disagreements as to the computation of the Earn-Out Revenue for such Earn-Out Period, but if they do not obtain a final resolution within 30 days after Parent has received the Revenue Earn-Out Objection Notice, Parent and the Representative shall jointly retain the Firm. Parent and the Representative shall direct the Firm to render a determination within 30 days after its retention and Parent, the Representative, and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the calculation of the Earn-Out Revenue set forth in the Revenue Earn-Out Objection Notice which Parent and the Representative are unable to resolve. Parent and the Representative shall each make written submissions to the Firm promptly (and in any event within 30 days after the Firm's engagement), which submissions shall contain such party's computation of the Earn-Out Revenue for the Earn-Out Period and information, arguments, and support for such party's position. The Firm shall review such submissions and base its determination solely on them. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm's determination will be based on the definition of the Earn-Out Revenue included herein. The determination made by the Firm shall be binding and conclusive on the parties hereto for all purposes under this Agreement. The expenses of the Firm shall be shared equally such that half of the expenses are paid by Parent and half of the expenses shall reduce the Revenue Earn-Out Consideration payable to the Shareholders; provided, however, Parent shall pay for all of the expenses of the Firm if the Earn-Out Revenue as determined by Parent in the Revenue Earn-Out Notice is understated by more than ten percent (10%) of Revenue as determined by the Firm.

            (c) Payment of Revenue Earn-Out Consideration. Parent shall deliver the aggregate Revenue Earn-Out Consideration, as adjusted pursuant to Section 2.5(b) above, in cash to the Representative for distribution to the holders of Shares in accordance with Section 2.1(b) on or before July 30, 2005 unless otherwise subject to an EBITDA Earn-Out Objection Notice.

      2.6. Change in Control. The maximum amount of the consideration payable pursuant to Sections 2.3, 2.4 and 2.5 shall be paid in full as soon as practicable upon a Change in Control of Parent (i.e. $3,210,000, in the case of the Collared Stock Consideration; $1,500,000, in the case of the EBITDA Earn-Out Consideration and $1,500,000, in the case of the Revenue Earn-Out Consideration). In such an event, the Share Price for the Collared Stock Consideration shall be based on average closing price as reported on the Nasdaq for the thirty (30) trading days prior to the earlier


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of (i)  public  announcement  of a Change  in  Control  transaction  or (ii) two trading days prior to consummation of a Change in Control transaction.

      2.7. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

      2.8. Withholding Taxes; Payments to Public Officials. Parent and Merger Sub shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to holders of Shares pursuant to this Agreement such amounts as Parent and Merger Sub may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign Tax Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the holders of Shares to whom such amounts would otherwise have been paid. Neither Parent nor Merger Sub shall be liable to holders of Shares for any cash amounts delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                  SHAREHOLDERS

      The Company and the Shareholders, jointly and severally, represent and warrant to Parent and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the "Company Disclosure Schedule") which have been provided to Parent prior to the date hereof:

      3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the Company's Articles of Incorporation and Bylaws as currently in effect.

      3.2. Subsidiaries. The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.


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

      3.3. Corporate Authorization.

            (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action, except for the required approval of the holders of the Company's capital stock in connection with the consummation of the Merger. This Agreement and the Merger have been duly authorized by all necessary corporate action of the Company in accordance with the CGCL.

            (b) The Company's Board of Directors, pursuant to any action by written consent, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the CGCL.

            (c) This  Agreement  has been duly  executed  and  delivered  by the
Company. This Agreement constitutes, and the Transaction Documents to be executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable against the Company, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

      3.4. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than
(a) the filing of the California Agreement of Merger and other documents in accordance with the CGCL, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      3.5. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.4, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) require the consent or other action of any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material agreement or other instrument binding upon the Company or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, (iv) result in the creation or imposition of any Material Lien on any asset of the Company, except, in the case of clauses (ii) and (iii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      3.6. Compliance with Law and Other Instruments.

            (a) The Company holds all licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable Laws of all governmental bodies, agencies and other authorities having jurisdiction over the Company or any part of its operations, and there are no violations or claimed violations by the Company, or action or proceeding pending against the Company with respect to any such license, permit or authorization or any such Law. Section 3.6 of the Company Disclosure Schedule sets forth all such required licenses, permits and authorizations.

            (b) The business of the Company has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Regulatory Authority with respect to the Company is pending or threatened in writing. The Company has not received any written communication in the past two years from a Regulatory Authority that alleges that the Company is not in compliance with any applicable Law.

      3.7. Capitalization.

            (a) The authorized capital stock of the Company consists of 50,000 shares of common stock. As of the date of this Agreement, there are outstanding 44,210 shares of common stock.

            (b) All outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.7, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options, restricted stock, stock appreciation rights, other stock based compensation awards or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

            (c) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for Company Stock having the right to vote) on any matters on which shareholders of the Company may vote.

            (d) All of the Company Stock was issued or granted in compliance with all applicable federal and state securities laws.

            (e) To the knowledge of the Company and the Shareholders, there are no voting agreements or voting trusts between or among any Person or Persons relating to the Company or the Company Stock. The Company is not obligated to issue or repurchase any shares of Company Stock for any purpose, and no Person has entered into any Contract (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares or other securities of the Company, whether now or in the future.

      3.8. Company Financial Statements; Absence of Undisclosed Liabilities.

            (a) Schedule 3.8(a) of the Company Disclosure Schedule contains the Company's unaudited balance sheets as of December 31, 2002 and 2003 and the related audited statements of income for the fiscal years then ended and the Company's unaudited balance sheet as of September 30, 2004 and the related unaudited statement of income for the period then ended (collectively, the "Company Financial Statements"). The Company Financial Statements present fairly the financial condition and results of operations of the Company as of the respective dates and for the respective periods referred to in such financial statements.

            (b) The Company Financial  Statements,  including the notes thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved (except as disclosed therein). No financial statements of any Person other than the Company are required to be included in the Company Financial Statements.

            (c) Except as set forth in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

      3.9. Absence of Certain Changes. Since September 30, 2004, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been any:

            (a) event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on the Company (other than adverse effects arising from the execution and performance of this Agreement, changes in general economic conditions or changes applicable generally to the industry) or any event, occurrence or development which would have a Material Adverse Effect on the ability of the Company to consummate the Merger;

            (b) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in the Company;

            (c) split, combination, re-classification of any Company Stock or any amendment of any term of any outstanding security of the Company;

            (d) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

            (e) creation or other incurrence by the Company of any Lien on any Asset other than in the ordinary course consistent with past practices;

            (f) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

            (g) change in any method of accounting, method of tax accounting or accounting practice by the Company, except for any such change that is consistent with GAAP or required by reason of a concurrent change in GAAP;

            (h) (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company (other than in the ordinary course of business for employees other than officers and directors), (v) the declaration or payment of any bonuses or year-end payments to any current or former directors, officers or employees of the Company, or
(vi)  establishment,  adoption,  or amendment  (except as required by applicable
Law), of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company;

            (i) labor dispute, other than routine individual grievances, or, to the knowledge of the Company and the Shareholders, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

            (j) tax election or any settlement of tax liability, in either case that is Material to the Company;

            (k)  asset   acquisition   or   expenditure  in  excess  of  $50,000
individually or $250,000 in the aggregate;

            (l) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

            (m) write-offs or write-downs of any assets of the Company;

            (n) creation, termination or amendment of, or waiver of any right under, any Material Contract of the Company;

            (o) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

            (p) event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof; or

            (q) agreement or commitment to do any of the foregoing.

      3.10. Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of the Company and the Shareholders threatened against or affecting, the Company, its officers or directors or any of its properties before any court or arbitrator or any governmental body, agency or official. No former shareholder, employee, officer or director of the Company has any claim pending or to the knowledge of the Company and the Shareholders threatened against the Company, its officers or directors or any of its properties relating to sales of Company Stock by the Company or any of the Company's current or former shareholders. Neither the Company nor any of its officers and directors nor any of its properties are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. To the knowledge of the Company and the Shareholders, there are no facts or circumstances that could reasonably be expected to give rise to any actions set forth in this Section 3.10.

      3.11. Taxes.

            (a) Except as set forth in (or resulting  from matters set forth in)
Section 3.11 of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

                  (i) the Company has prepared and timely filed with the appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed on or before the Effective Time (collectively the "Returns"), taking into account any extension of time to file granted to or obtained on behalf of the Company;

                  (ii) all Taxes of the Company shown on such Returns or otherwise known by the Company to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are adequately reserved for in accordance with GAAP;

                  (iii) all deficiencies resulting from Tax examinations of income, sales and franchise and all other Returns filed by the Company in any jurisdiction in which such Returns are required to be so filed have been paid and no claim has been made by an authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction;

                  (iv) no deficiency has been asserted or assessed against the Company which has not been satisfied or otherwise resolved, and no examination of the Company is pending or, to the knowledge of the Company and the Shareholders, threatened for any Material amount of Tax by any taxing authority and there is no dispute or claim concerning any Tax liability of the Company either claimed by any authority in writing, or to the knowledge of the Company and the Shareholders, reasonably expected to be claimed;

                  (v) no extension of the period for assessment or collection of any Material Tax is currently in effect and no extension of time within which to file any Material Return has been requested;

                  (vi) all Returns filed by the Company are correct and complete in all respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

                  (vii) to the knowledge of the Company and the Shareholders, no Tax liens have been filed with respect to any Taxes;

                  (viii) the  Company  has not:  (A) filed a consent  under Code
Section 341(f) concerning collapsible corporations; (B) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax Law,
(C) received approval to make or agreed to a change in accounting method, or (D) incurred or assumed any liability for the Taxes of any Person. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

                  (ix) no Company asset is property that is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; the Company has not agreed to make, nor are they required to make, any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; the transaction contemplated herein is not subject to the Tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3, of the Code or of any other provision of Law; and the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes;

                  (x) the Company has not entered, nor does it plan to enter into, any agreement, arrangement, plan or similar circumstance with any Person that could result in a distribution, apportionment or reallocation under Section 482 of the Code or other similar provision of the Tax Law;

                  (xi) the Company has not made since January 1, 2001, and will not make, any voluntary adjustment by reason of a change in its accounting methods for any pre-Merger period;

                  (xii) the Company has made timely payments of the Taxes required to be deducted and withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party;

                  (xiii) the Company is not a party to any Tax sharing or Tax matters agreement;

                  (xiv) to the knowledge of the Company and the Shareholders, the Company is not liable to suffer any recapture, clawback or withdrawal of any relief or exemption from Tax howsoever arising (including the entering into and the consummation of the Merger), and whether by virtue of any act or omission by the Company or by any other Person or Persons;

                  (xv) to the knowledge of the Company and the Shareholders, the Company is not liable to be assessed for or made accountable for any Tax for which any other Person or Persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other Person or Persons; and

                  (xvi) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (b) The Company is not a party to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in

(i) the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger, (ii) the payment of any form of reimbursement for any Tax incurred by any Person arising under Section 280G of the Code, or (iii) the payment of any amounts not deductible by the Company, in whole or in part, by reason of Section 162(m) of the Code.

      3.12. The Company Employee Benefit Plans.

            (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all of the Company's employee benefit plans, as defined in Section 3(3) of ERISA.

            (b) Section 3.12(b) of the Company Disclosure Schedule sets forth a true and complete list of all other profit-sharing, deferred compensation (including a list of participants therein), bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, employment, severance, termination, golden parachute, consulting, supplemental retirement plan or agreement, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any, maintained or contributed to by the Company for the benefit of the Company's Employees (or former employees) or independent contractors and/or their beneficiaries. The plans identified in Sections 3.12(a) and 3.12(b) are collectively referred to herein as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under the plan arise by reason of its being a "successor employer" under applicable Law.

            (c) The Company has delivered or made available to Parent a true and complete copy of each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Section 3.12(b) of the Company Disclosure Schedule includes a description of any such amendment that is not in writing).

            (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, the Company does not maintain or contribute to, nor has maintained or contributed to, any Benefit Plan that is subject to Section 302 of ERISA or
Section 412 of the Code.

            (e) No  Benefit  Plan is a  "multi-employer  plan,"  as  defined  in
Section 3(37) of ERISA, nor is a plan described in Section 4063(a) of ERISA.

            (f) All costs of administering, and contributions required to be made by the Company to, each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable Law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of the Company under, or with respect to, each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the appropriate books, to the extent required by Law or GAAP.

            (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, each Benefit Plan has been maintained and operated in accordance with, and complies currently with, in all Material respects, all applicable Laws, including but not limited to ERISA and the Code. Each Benefit Plan has been operated in all Material respects in accordance with its terms.

            (h) To the knowledge of the Company and the Shareholders, (i) no prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under Section 4975 of the Code and Section 406 of ERISA, and
(ii) the Company has not engaged in any transaction with respect to any Benefit Plan which could subject it to either a Material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a Material tax imposed pursuant to
Section 4975 or 4976 of the Code.

            (i) Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, the Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more, current or future former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state Law continuation coverage or conversion rights.

            (j) Except as set forth in Section 3.12(j) of the Company Disclosure Schedule, there are no proceedings or lawsuits, pending or, to the knowledge of the Company and the Shareholders, threatened, and, to the knowledge of the Company and the Shareholders, are no investigations, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state or federal or by any fiduciary, participant or beneficiary of such plan.

            (k) Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, none of the Benefit Plans or any other employment agreement or arrangement entered into by the Company will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of this transaction.

            (l) None of the Benefit Plans are subject to the tax on unrelated business taxable income or unrelated debt financed income under Section 511 of the Code.

            (m) Except as set forth in Section 3.12(m) of the Company Disclosure Schedule, to the knowledge of the Company and the Shareholders, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

            (n) Section 3.12(n) of the Company Disclosure Schedule lists each individual who (i) has elected to continue participating in a group health plan of the Company pursuant to an election under COBRA, or (ii) has not made an election under COBRA but who is still eligible to make such election.

      3.13. Banking and Finders' Fees. There is no investment banker, broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      3.14. Environmental Compliance.

            (a) The Company is in compliance with all Environmental Laws and all Environmental Permits (except where non-compliance would not have a Material Adverse Effect upon the Company).

            (b) The Company has not received any written notice regarding any violation of any Environmental Laws, or any Company Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental Laws.

            (c) Except as set forth in Section  3.14 of the  Company  Disclosure
Schedule:

                  (i) The Company has not caused, or is not causing or threatening to cause any disposals or releases of any Hazardous Material on or under any properties which it (A) leases, occupies or operates or (B) previously owned, leased, occupied or operated and, to the knowledge of the Company and the Shareholders, without inquiry, no such disposals or releases occurred prior to the Company having taken title to, or possession or operation of, any of such properties; and to the knowledge of the Company and the Shareholders, without inquiry, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface waters after the Company has taken title to, or possession or operation of any such properties and, to the knowledge of the Company and the Shareholders, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface water prior to such time;

                  (ii) The Company has not (A) arranged for the disposal or treatment of Hazardous Material at any facility owned or operated by another Person, or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by the Company from which facilities or sites there has been a release or there is a release or threatened release of a Hazardous Material; any facility identified in Section 3.14(c)(ii)(A) was duly licensed in accordance with Law and has not been listed in connection with the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) by the United States Environmental Protection Agency's Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS) or National Priorities List (NPL) or any equivalent or like listing of sites under state or local Law (whether for potential releases of substances listed in CERCLA or other substances);

                  (iii) The Company does not have any reason to believe or suspect that, and to the knowledge of the Company and the Shareholders, without inquiry, there is no release or threatened release of, any Hazardous Material originating from a property other than those leased or operated by the Company has come to be (or may come to be) located on or under properties leased, occupied or operated by the Company;

                  (iv) The Company has not ever installed, used, buried or removed any surface impoundment or underground tank or vessel on properties owned, leased, occupied or operated by the Company or any of the Company Subsidiaries;

                  (v) The Company is and has been in compliance in all Material respects with all federal, state, local or foreign Laws, permits, approvals and authorizations relating to air, water, industrial hygiene and worker health and safety, anti-pollution, hazardous or toxic wastes, materials or substances, pollutants or contaminants, and to the knowledge of the Company and the Shareholders, without inquiry, no condition exists on any of the real property owned by or used in the business of the Company that would constitute a violation of any such Law or that constitutes or threatens to constitute a public or private nuisance; and

                  (vi) There has been no litigation, administrative proceedings or investigations or any other actions, claims, demands notices of potential responsibility or requests for information brought or, to the knowledge of the Company and the Shareholders, threatened against the Company or any settlement reached by it with any Person or Persons alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties or as otherwise relating to potential environmental liabilities or the actual or alleged injury to human health or the environment by reason of the current conditions or operation of the Company facilities or past condition and operations or activities of the Company facilities.

      3.15. Collective Bargaining Arrangements. The Company is not a party to or bound by any employee collective bargaining agreement, nor is the Company a party to or affected by or, to the knowledge of the Company and the Shareholders, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company.

      3.16. Accounts Receivable; Deferred Revenue.

            (a) The accounts receivable reflected in the balance sheet as of September 30, 2004 of the Company Financial Statements are owned free and clear by the Company and are based on the Company's reasonable judgment and its normal credit review procedures, business practices and GAAP, and are fully collectible in accordance with their terms in an amount not less than their aggregate book value. "Aggregate book value," for this purpose, shall mean the recorded amounts of such accounts receivable, less any recorded allowance for doubtful accounts, trade allowances and return allowances, all as established in accordance with GAAP consistently applied. Any such allowances for doubtful accounts, trade allowances and return allowances are established in accordance with past practices and are consistent with past collectibility results and returns. To the knowledge of the Company and the Shareholders, there are no facts or circumstances which may indicate that any recorded allowances are inadequate. Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, and subject to adjustments mutually agreed upon by the parties, all accounts receivable for customer collections and billings prior to the Closing Date have been properly recorded on the Company's books and records on a timely basis and in the month in which the Company's efforts and activities generating such income were expended.

            (b) The deferred revenue reflected in the balance sheet as of September 30, 2004 of the Company Financial Statement is based on the Company's reasonable judgment and business practices, as established in accordance with GAAP consistently applied. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, all deferred revenue relating to contracts executed prior to the Closing Date has been properly recorded on the Company's books and records on a timely basis and in the month in which the Company received the cash payment.

      3.17. Warranties. To the knowledge of the Company and the Shareholders, there is no fact or event which has occurred at any time since January 1, 2001 which has formed or could reasonably be expected to form the basis of any claim against the Company, whether or not covered by insurance, for breach of any implied warranty.

      3.18.  Interests in Real Property.  Section 3.18 of the Company Disclosure
Schedule is the complete and correct list and brief description of all real property leased by the Company on the Closing Date. The Company does not own any real property. All real property leases to which the Company is a party are valid and in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than the Company, and the Company is not in Default of any Material provision thereof. All improvements and fixtures made by or at the direction of the Company on real properties leased by the Company conform in all Material respects to all applicable health, fire, safety, environmental, zoning and building laws and ordinances; and all materials, buildings, structures (or the space used by the Company in such buildings or structures) and fixtures used by the Company in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are sufficient for the type and magnitude of their respective operations.

      3.19. Personal Property. The Company has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever to all inventory and receivables and to any item of machinery, equipment, or tangible personal property reflected on the balance sheet as of September 30, 2004 of the Company Financial Statements or used in the business by the Company (regardless of whether reflected on the balance sheet as of September 30, 2004 of the Company Financial Statements). All the machinery, equipment and other tangible personal property used in the business by the Company is in good operating condition and repair, normal wear and tear excepted. At the Closing Date, the Company will possess all of the personal property wherever located required to conduct its respective business as conducted prior to the Closing.

      3.20. Employees, Directors and Officers. Section 3.20 of the Company Disclosure Schedule comprises a complete and correct list of all of the present employees, officers and directors of the Company (the "Employees"), including the direct compensation (including wages, salaries and actual or anticipated bonuses) to be paid in the current fiscal year to such Persons. Except as disclosed in Section 3.20 of the Company Disclosure Schedule, no unpaid salary or bonuses, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of the Company is now payable to any of such officers, directors or employees.

      3.21. Patents, Intellectual Property; Software.

            (a) The Company owns or possesses legally enforceable rights to use, all Intellectual Property Material to the operation of the business of the Company as currently conducted, or to products or services currently under development by the Company (collectively, "Material Intellectual Property"), and has the right to use, license, sublicense or assign the same as contemplated in the operation of the business as currently conducted without Material liability to, or any requirement of consent from, any other Person or party. Such Intellectual Property constitutes all Intellectual Property necessary for the conduct of the business of the Company in the manner conducted immediately prior to the Closing. All Material Intellectual Property is either owned by the Company free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect assuming enforceability as to the parties other than the Company; the Company is not in Material Default thereunder; and to the knowledge of the Company and the Shareholders, no corresponding licensor is in Material Default thereunder. Neither the use, development, manufacture, marketing, licensing, furnishing or intended use of any Products currently licensed, utilized, sold, provided or furnished by the Company or currently under development by the Company infringes or otherwise conflicts with any Intellectual Property or other right of any Person; there is no pending or threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Material Intellectual Property; there is no outstanding Order relating to any Material Intellectual Property; to the knowledge of the Company and the Shareholders, there is currently no infringement by any

Person of any Material Intellectual Property; and the Material Intellectual Property owned, used or possessed by the Company is sufficient and adequate to conduct the business of the Company to the full extent as such business is currently conducted. To the knowledge of the Company and the Shareholders, the Products do not include any Intellectual Property that is in the public domain.

            (b) The Company has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers, and all other Third Party Software that are used in the operation of the Company or to create, modify, compile, operate or support any Software that is Material Intellectual Property or is incorporated into any Product, except for any deficiencies that would not have a Material Adverse Effect on the Company. Without limiting the foregoing, no open source or public library Software, including any version of Software licensed pursuant to any GNU public license, was used in the development or modification of any Software that is Material Intellectual Property or is incorporated into any Product.

            (c) The Company has taken reasonable steps to protect,  maintain and safeguard the Material Intellectual Property, including any Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity Materially, and has executed and required such nondisclosure agreements as are reasonably necessary to protect the confidentiality of Material Intellectual Property and made filings and registrations in connection with the foregoing reasonably required to safeguard the Material Intellectual Property.

            (d) The Company is the sole and exclusive owner of all Owned Software that is required to conduct its business including, without limitation, the products and services currently under development by the Company. Section 3.21(d)(i) of the Company Disclosure Schedule sets forth a true and complete list of all Material Owned Software owned by the Company. Section 3.21(d)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all Material Third Party Software used by the Company.

            (e) The Company is the sole and exclusive owner of all Owned Databases that are required to conduct its business including, without limitation, the products and services currently under development by the Company. Section 3.21(e)(i) of the Company Disclosure Schedule sets forth a true and complete list of all Material Owned Databases of the Company. Section 3.21(e)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all Material Third Party Databases used by the Company.

            (f) No Material confidential or trade secret information of the Company has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

            (g) The Company has valid copyrights in all Material copyrightable material necessary for the conduct of its business as being conducted on the date hereof, whether or not registered with the U.S. copyright office, including all copyrights in the Products containing Material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

            (h) To the knowledge of the Company and the Shareholders, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted by, or proposed to be conducted by the Company.

            (i) The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the Company of the rights to such contributions that the Company does not own by operation of law.

            (j) Section 3.21(j) of the Company Disclosure Schedule sets forth a list of all issued and pending patents, all registered copyrights and all applications therefor and all trademarks and service marks whether or not registered currently used in the business conducted by the Company, including, without limitation, products and services currently under development by the Company.

            (k) Except in the normal course of prosecution:  (i) the Company has not taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any trademark, copyright, patent or any application for any of the foregoing, (ii) all registered trademarks and all patents owned by the Company, to the extent filed with the United States Patent and Trademark Office, have been filed and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered trademarks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and without limiting the generality of any of the foregoing, the Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the foregoing.

            (l) No trademark or patent owned by the Company, and to the knowledge of the Company and the Shareholders, no trademark or patent licensed to the Company, has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the Company's knowledge and the Shareholders, no such action is or has been threatened with respect to any such trademarks or patents.

      3.22. Contracts.

            (a) Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, the Company is not a party to any:

                  (i) Contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $100,000;

                  (ii) Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $50,000;

                  (iii)   lease,   rental  or  occupancy   agreement,   license,
installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                  (iv) licensing agreement or other Contract with respect or relating to Material Intellectual Property;

                  (v) collective bargaining agreement and other Contract to or with any labor union or other representative of a group of employees;

                  (vi) joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (vii) Contract containing covenants that in any way purport to restrict in any material respect the business activity of the Company or any current or future Affiliate of the Company or limit the freedom of the Company or any current or future Affiliate of the Company to engage in any line of business or to compete with any Person anywhere in the world;

                  (viii) Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (ix) Contract between the Company, on the one hand, and any Affiliate of the Company, on the other hand;

                  (x) Contract regarding indebtedness for borrowed money (including guaranties of the obligations of others with respect thereto) or any capitalized lease obligation or similar arrangement, or under which a Lien on any tangible or intangible asset of the Company or any of their respective capital stock or equity securities is imposed;

                  (xi) Contract under which the Company has advanced or loaned money to any of its Employees other than advancement of expenses in the ordinary course of business;

                  (xii)  Contract  covering  the  employment,   compensation  or
severance, of or otherwise relating to, any Employee;

                  (xiii) Contract for joint, collaborative or shared research, development or research and development;

                  (xiv) Contract that obligates the Company to act as a guarantor or surety, or to otherwise provide credit support for any Person, irrespective of the amount involved or type of underlying liability or obligation;

                  (xv) Contract that contains obligations of the Company to indemnify third parties against any type of liability, whether known, unknown, fixed, contingent or otherwise; and

                  (xvi) amendment, supplement and modification (whether oral or written) in respect of any of the foregoing or any Contract, agreement or commitment to enter into amend, supplement or modify any of the foregoing.

            (b) The Company has allowed Parent to inspect, and to the extent requested by Parent has delivered or caused to be delivered to Parent, a true and correct copy of, each written Contract listed in Schedule 3.22(a) of the Company Disclosure Schedule, and a written summary setting forth the terms and conditions of each oral Contract referred to therein, in each case, as in effect on, and as amended through the date hereof. With respect to each such Contract:
(i) the Company is not in breach or default, and, to the knowledge of the Company and its Shareholders no event has occurred or circumstances exist which (with or without notice or lapse of time or both) could reasonably be expected to constitute a material breach or Default of, or permit termination, modification or acceleration under, the Contract; (ii) no party has repudiated any provision of the Contract; (iii) the Contract is legally valid and binding and is enforceable in accordance with its terms against the Company and, to the knowledge of the Company and the Shareholders, any other parties thereto, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) the Company has not given to, or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach thereof or default thereunder. The Contracts relating to the design, sale, manufacture or provisions of the Products or services by the Company thereof have been entered into in the ordinary course of business and have been entered into without the commission of any action alone or in concert with any other Person or any consideration having been paid or promised that is or would be in violation of any Law.

      3.23. Affiliate Transactions. There are no Material Contracts or other Material transactions between the Company and any Affiliate of the Company.

      3.24. Insurance and Banking Facilities. The Company has in full force and effect all insurance and indemnity policies that are customary in coverage and amount for a company of its size and industry. Section 3.24 of the Company Disclosure Schedule comprises a complete and correct list of (i) all contracts of insurance and indemnity of or relating to the Company (except insurance related to employee benefits) in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual charge, coverage and expiration date); (ii) the names and locations of all banks or depository organizations in which the Company has accounts; and (iii) the names of all Persons authorized to draw on such accounts. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and the Company knows of no circumstance (including without limitation the consummation of the transactions contemplated by this Agreement), which has caused, or might cause, any such contract to be canceled or terminated. There are no Material claims by the Company under any insurance policies of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

      3.25. Powers of Attorney and Suretyships. The Company does not have any powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, the Company does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person.

      3.26. Minutes and Stock Records. The Company has provided Parent with complete and correct copies of the minute books and stock records of the Company. Such items contain a complete and correct record in all Material respects of all proceedings and actions taken at all meetings of, and all actions taken by written consent by, the holders of capital stock of the Company and its Board of Directors, and all original issuances and subsequent transfers and repurchases of their respective capital stock.

      3.27. Customers; Payors. Section 3.27 of the Company Disclosure Schedule lists (i) the top 20 customers by billings for the Company (collectively, the "Customers"), during twelve month period ended June 30, 2004. The Company has received no oral or written notice or other indication from any of the Customers or payors stating that such Customer or payor intends to terminate its business relationship with the Company, or Materially reduce the volume of business it does with the Company.

      3.28. Transfer of SMB Business. The transfer of the SMB Business shall not not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) require the consent or other action of any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material agreement or other instrument binding upon the Company or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, (iv) result in the creation or imposition of any Material Lien on any asset of the Company, except, in the case of clauses (ii) and (iii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      3.29. Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule:

      4.1. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Merger Sub has all requisite corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, for each of Parent and Merger Sub.

      4.2. Corporate Authorization.

            (a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of each of Parent and Merger Sub, and have been duly authorized by all necessary corporate action.

            (b) The board of  directors  of each of Parent and Merger  Sub, at a meeting duly called and held, have each (i) determined that this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of their respective stockholders, and (ii) approved and adopted this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger), which approval satisfies in full any applicable requirements of Subchapter IX of the DGCL.

            (c) This Agreement has been duly executed and delivered by Parent and Merger Sub. This Agreement constitutes, and the Transaction Documents to be executed and delivered will constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors rights generally or by general equitable principles.

      4.3. Consents and Approvals; No Violations. Assuming the truth and accuracy of the Company's representations and warranties contained in Section 3.4, except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the 1933 Act, the 1934 Act, or the rules and regulations promulgated thereunder, or of any Regulatory Authority pursuant thereto, state securities or blue sky Laws and the filing of the Agreement of Merger with the Secretary of State of the State of California, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the ability of Parent or Merger Sub to consummate the Merger. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a Default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree or Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults which would not have a Material Adverse Effect on the ability of Parent or Merger Sub to consummate the Merger.

      4.4. No Prior Activities. Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

      4.5. Financing. Parent has cash or cash equivalents, or has obtained financing commitments in amounts sufficient to consummate the Merger in accordance with the terms of this Agreement. Parent has no knowledge of any facts or circumstances which would give it any reason to believe that such financing will not be available.

      4.6. Valid Issuance of Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

      4.7. SEC Documents; Financial Statements.

      (a) Parent has filed all forms, reports and documents required to be filed by Parent with the Securities and Exchange Commission since January 1, 2004 (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by subsequently filed Parent SEC Documents.

      (b)  The  financial  statements  of  Parent  included  in the  Parent  SEC
Documents were complete and correct in all material respects as of their respective filing dates; complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial condition and operating results of Parent at the dates and during the periods indicated therein.

      4.8. Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of Parent threatened against or affecting, Parent, its officers or directors or any of its properties before any court or arbitrator or any governmental body, agency or official. No former shareholder, employee, officer or director of Parent has any claim pending or to the Knowledge of Parent threatened against Parent, its officers or directors or any of its properties relating to sales Parent Stock by Parent. Neither Parent nor any of its officers and directors nor any of its properties are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. To the Knowledge of Parent, there are no facts or circumstances that could reasonably be expected to give rise to any actions set forth in this Section 4.8.

      4.9. Banking and Finders' Fees. There is and will be no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Parent or any of the Parent Subsidiaries who might be entitled to any fee or commission from Parent or any of the Parent Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

      5.1. Conduct of the Company Business. Except as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Closing Date, except with the prior written consent of Parent or as expressly contemplated by this Agreement, the Company shall:

            (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business and consistent with past practices; and, accept for accounting adjustments mutually agreed upon by the parties, not make any change in its methods of management, marketing, accounting (except as required by GAAP), or operations other than in the ordinary course of business and consistent with past practices;

            (b) obtain approval from Parent prior to undertaking any Material new business opportunity outside the ordinary course of business;

            (c) confer at the request of Parent with one or more designated representatives of Parent to report Material operational matters and to report the general status of ongoing business operations;

            (d) notify Parent of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property or other Material Assets;

            (e) not (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company except as contemplated herein, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company (other than in the ordinary course of business salary increases for employees other than officers and directors), (v) declare or pay of any bonuses or year-end payments to any current or former directors, officers or employees of the Company, or (vi) establish, adopt, or amend (except as required by applicable Law), any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company;

            (f) except in the ordinary course of business and consistent with past practices, not (i) create or incur any indebtedness (or, even if in the ordinary course of business, not in excess of $50,000 in the aggregate), or (ii) release or create any Liens of any nature whatsoever except for Permitted Liens;

            (g) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $50,000 individually or $250,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

            (h) pay or discharge liabilities, when due, in the ordinary course of business and consistent with past practices, subject to good faith disputes with respect thereto;

            (i) write-off or write-down any assets of the Company;

            (j) not amend the Articles of Incorporation, Bylaws or other governing instruments of the Company, except as contemplated by this Agreement;

            (k) not make any changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws;

            (l) not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Company Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any the Company Stock;

            (m) not make any loan or otherwise arrange for the extension of credit to any Employee or increase the aggregate amount of any loan currently outstanding to any Employee;

            (n) not sell or otherwise dispose of any Material Asset or make any Material commitment relating to its Assets other than in the ordinary course of business or enter into or terminate any lease of real property other than in the ordinary course of business;

            (o) not purchase or redeem, or agree to purchase or redeem, any security of the Company (including any share of Company Stock);

            (p) not transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of the Company, other than in the ordinary course of business consistent with past practice;

            (q) not (i) enter into any new Material Contract, other than in the ordinary course of business consistent with past practices, or (ii) Materially modify, amend or terminate any Material Contract to which the Company is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to Parent;

            (r) not take any actions that could reasonably be expected to result in a Material Adverse Effect on the Company; or

            (s) authorize any, or commit or agree to take any of, the foregoing actions.

      5.2. Shareholder Approval. The Company will, as promptly as practicable in accordance with applicable Law and its Articles of Incorporation and Bylaws, submit this Agreement, the Merger and related matters for the consideration and approval by the Company's shareholders. In connection with soliciting shareholder approval, the Company shall prepare and distribute to holders of Shares a disclosure statement which summarizes the material terms and conditions of the Merger, and this Agreement, which disclosure statement shall include the unanimous recommendation of the Company's Board of Directors in favor of the Merger. Such approval by written consent or shareholder vote will be solicited, in compliance with applicable Laws. If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide Parent true and correct copies of) all notices required to be given under Section 603 of the CGCL. The information distributed to the holders of shares shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      5.3. Satisfaction of Conditions Precedent. During the term of this Agreement, the Company will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and the Company will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

      5.4. No Other Negotiations. As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition (as defined below) including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

      If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably be expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

      5.5. Access. The Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request. Except to the extent otherwise required by Law, Parent will hold any confidential information obtained pursuant to this

Section 5.5 in accordance with the confidentiality provisions of the letter of intent entered into between the Parent and the Company dated September 17, 2004 (the "Confidentiality Agreement").

      5.6. Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any the Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.6 shall not limit or otherwise affect the remedies available hereunder to Parent.

                                   ARTICLE 6

                               COVENANTS OF PARENT

      6.1. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      6.2. Notification of Certain Matters. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the Company.

      6.3. Transferred Employees. Parent shall offer to hire, as of the Closing Date, subject in each case to completion of an employment application and execution of any documents as may be lawfully required by Parent, the employees set forth on Schedule 6.3 (the "Transferred Employees." The existing Parent benefit plans will be offered to each Transferred Employee on the Closing Date to the extent commensurate with the position and seniority of existing Parent employees and the salary for each such Transferred Employee shall be no less than the salary of such Transferred Employee paid by the Company as of the date hereof.

      6.4. Issuance of Options. Immediately after the Closing, Parent shall issue and deliver to Company Employees who become employees of Parent and in the respective amounts as determined in the sole discretion of Parent, 100,000 of Parent Common Stock, which shares shall vest at the rate of one third per year pursuant to a three year vesting schedule and shall be conditioned on continued employment with Parent.

      6.5. Payment of Shareholder Indebtedness. Immediately after the Closing, Parent shall contribute cash equal to the Shareholder Indebtedness to the Company and shall cause such contributed cash to be used to pay-off and retire all of the Shareholder Indebtedness.

      6.6. Satisfaction of Conditions Precedent. During the term of this Agreement, Parent will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in
Article 9, and Parent will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

      6.7. Tax Matters.

            (a) (a) Preparation and Filing of Company Tax Returns. The Shareholders shall prepare and file (or cause the preparation and filing of) all Tax Returns with respect to the Company required to be filed prior to the Closing, and shall timely pay (or cause to be paid) all Taxes required to be paid with respect to such returns. Parent shall prepare and file (or cause the preparation and filing of) all other Tax Returns with respect to the Company, provided however Parent shall permit the Shareholders (or their representative) to review any Tax Returns filed by Parent relating to taxable periods prior to the Closing Date, and Parent shall make such revisions to such Returns as are reasonably requested by the Shareholders (or their representative).

            (b) Contests. Whenever any Taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which the Shareholders is or may be liable with respect to the Company or under this Agreement, Parent shall inform the Shareholders within five (5) business days, and the Shareholders shall have the right to control, at the Shareholder's expense, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affects the amount of Taxes for which such Shareholders may be liable under this Agreement or otherwise; provided however that the Shareholders shall not settle any such claim, assessment or dispute without the written consent of Parent, which consent shall not be unreasonably withheld

            (c) Tax Records. Parent shall, at its own expense, preserve and keep records in its possession relating to the preparation of any Tax Returns for a tax period of the Company ending on or before the Closing and such records as may be reasonably required for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for such tax period until the expiration of the applicable statute of limitations of the respective the tax period, which in no case will considered to be longer than six (6) years from date of the filing of the relevant Tax Return. Parent shall make such records available to the Shareholders, at the Shareholders' expense, as may be reasonably required by the Shareholders.

            (d) Cooperation. Parent, at the Shareholders' expense, shall cooperate with, and make available to, the Shareholders such Tax data and other information as may be reasonably required in connection with (i) the preparation and filing of any Tax Return, election, consent or certification, or any similar item, (ii) any determinations of liability or (iii) any audit, examination or other proceeding with respect to Taxes ("Tax Data"). Such cooperation shall include, without limitation, making employees and independent auditors or accountants reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlements or closing agreements and other documents containing the Tax Data. Parent shall execute (or cause the appropriate persons to execute) to execute, powers of attorney in favor of the Shareholders as necessary or advisable to enable the Shareholders to exercise their respective rights under this Section 6.7.

                                   ARTICLE 7

                       COVENANTS OF PARENT AND THE COMPANY

      7.1. Notices of Certain Events. The Company and Parent shall promptly notify the other party of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement;

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development that would cause a breach of any representation or warranty made by a party hereunder to be untrue or inaccurate at or prior to the Effective Time; and

            (d) any failure by a party to comply with or satisfy any covenant, condition or agreement or be complied with or satisfied by it under this Agreement.

Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to either party hereunder.

      7.2. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or other public statement with respect to this Agreement or the transactions contemplated herein, and except as may be required by applicable Law as advised by counsel, will not issue any such press release or make any such public statement with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement without the prior written consent of the other party.

      7.3. Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Parent, Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the Shares pursuant to the Merger (collectively, "Transfer Taxes"), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

      7.4. Reasonable Efforts. The parties further agree to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time, (C) the satisfaction of all conditions precedent to the parties' obligations hereunder, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party's right to terminate this Agreement pursuant to Section 10.1, so long as such party has up to then complied with its obligations under this Section 7.4.

      7.5. Fees and Expenses. All fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated. All fees and expenses incurred by the Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent. Fees and expenses incurred by any party in connection with the transactions contemplated by this Agreement shall include, without limitation, fees and expenses incurred for legal, financial, accounting and other advisors.

      7.6. Registration.

            (a) "Piggy-Back" Registration.

                  (i) If at any time Parent shall determine to register any of its Common Stock other than pursuant to (A) a registration relating solely to the sale of securities to participants in a Parent employee benefits plan, (B) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Parent Common Stock issued pursuant to
Section 2.3 above (such shares of Parent Common Stock, for purposes of this Section 7.66 only, "Registrable Shares"), (C) a registration relating to securities issued in connection with an acquisition by Parent, or (D) a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities which are also being registered), it shall send to the Representative written notice of such determination and, if within twenty (20) days after receipt of such notice, the Representative shall so request in writing, Parent shall use its commercially reasonable best efforts to include in such registration all or any part of the Registrable Shares that the Representative requests to be registered.

                  (ii) If such registration involves an underwritten public offering and the managing underwriter determines in its sole discretion that marketing factors require a limitation on the number of shares that may be included in the registration, the number of shares to be included in such registration shall be apportioned as follows: First, the Common Stock held by officers and directors of Parent shall be excluded to the extent required by such limitation. Second, the Registrable Shares requested to be registered by the Representative shall be excluded to the extent required by such limitation. Third, Parent Common Stock requested to be registered by selling stockholders with registration rights other than under this Agreement shall be excluded to the extent required by such limitation. If the Representative disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to Parent and the underwriter.

            (b) Registration on Form S-3. If the Registrable Shares are not registered for resale pursuant to Section 7.6(a) above by December 31, 2005, Parent agrees to file with the SEC a Registration Statement on Form S-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) registering the resale of the Registrable Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act. Parent will use its commercially reasonable efforts to file such Registration Statement with the SEC (subject to review of such Registration Statement by the Representative pursuant to Section 7.6(c)) within thirty (30) days after receipt of written request by the Representative to register such shares pursuant to this Section 7.6(b) and to cause the Registration Statement to become effective within ninety (90) days after the filing of the Registration Statement; provided, however, that in the event that the Registration Statement receives SEC review, Parent will use its commercially reasonable efforts to cause the Registration Statement to become effective within one hundred twenty (120) days after the filing of the Registration Statement. Once effective, the Registration Statement shall remain continuously effective until the earlier of (i) two years after the date on which the shares of Parent Common Stock issued pursuant to
Section 2.5 registered thereunder were delivered and (ii) such time as all of the shares of Parent Common Stock issued pursuant to Section 2.5 registered thereunder may be sold pursuant to Rule 144 promulgated under the Securities Act without restriction on the number of such shares that may be sold. Upon written notice to the Representative, Parent may, not more often than four times during any Parent fiscal year, suspend use of a Registration Statement for a period of up to thirty (30) days, provided, that no more than three such periods may occur consecutively, unless, in the good faith judgment of the Board of Directors of Parent, there is material nonpublic information the disclosure of which at that point in time would have a Material Adverse Effect on Parent. Any sales of such shares of Parent Common Stock pursuant to a Registration Statement shall be subject to Parent's insider trading policy and procedures, as applicable. The Shareholders, through the Representative, shall have the right to cause Parent to file a Registration Statement pursuant to this Section 7.6(b) on one occasion only.

            (c) Review by the Representative. The Representative covenants and agrees that it shall use its commercially reasonable efforts to provide to Parent on a timely basis such consents, representations and information from the Shareholders as may reasonably be required by Parent in connection with the preparation and filing of a Registration Statement or related prospectus or any amendment or supplement thereto. Parent will, prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto, furnish to the Representative copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the Representative (such approval not to be unreasonably withheld or delayed).

            (d) Expenses. Parent shall pay all expenses of registration of any shares of Parent Common Stock pursuant to Section 7.6(a) or Section 7.6(b), except brokerage commissions, legal expenses, and such other expenses as may be required by law to be paid by the Shareholders, which commissions and expenses shall be paid by the party by which such expenses are incurred.

            (e) Notification. Parent will promptly notify the Representative upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other federal or


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

state governmental authority during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Shares registered pursuant to Sections 7.6(a) or 7.6(b) for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or Parent otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Parent's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event Parent will promptly make available to the Representative any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

            (f) Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Agreement:

                  (i) To the extent  permitted  by law,  Parent will  indemnify, defend and hold harmless each Shareholder that holds such Registrable Shares, and agents, employees, attorneys, accountants, underwriters (as defined in the Securities Act) for such Shareholder or such underwriter and any person who controls such Shareholder or such underwriter within the meaning of the Securities Act or the Exchange Act (each, a "Shareholder Indemnified Person") against any losses, claims, damages, expenses or liabilities (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any preliminary prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by Parent of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7.6(f)(i) does not apply to a Claim by a Shareholder Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished to Parent by such Shareholder Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of Parent, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of a Shareholder Indemnified Person and will survive the transfer of shares of Parent Common Stock by the Shareholders under Section 7.6(g) of this Agreement.

                  (ii) In connection with any Registration  Statement in which a
Shareholder is participating, each such Shareholder will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 7.6(f)(i) above, Parent, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each a "Parent Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished to Parent by such Shareholder expressly for use in such Registration Statement. However, the indemnity agreement contained in this
Section 7.6(f)(ii) does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent will not be unreasonably withheld, and no Shareholder will be liable under this Agreement for the amount of any Claim that exceeds the net proceeds actually received by such Shareholder as a result of the sale of shares of Parent Common Stock pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Parent Indemnified Person and will survive the transfer of the shares of Parent Common Stock by the Shareholders under Section 7.6(g) of this Agreement.

                  (iii) If any proceeding shall be brought or asserted against any person entitled to indemnity under Sections 7.6(f)(i) or 7.6(f)(ii) hereof, such indemnified party promptly shall notify the person from whom indemnity is sought in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.

                  (iv) An indemnified party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or indemnified parties unless: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such indemnified party and the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the indemnifying party; provided, however, that in no event shall the indemnifying party be responsible for the fees and expenses of more than one separate counsel). The indemnifying party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on Claims that are the subject matter of such proceeding.

            (g) Assignment of Registration  Rights. The rights set forth in this
Section 7.6, may be assigned by the Shareholders to transferees or assignees of all or any portion of the Registrable Shares, but only if (a) the Shareholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Parent within a reasonable time after such assignment, (b) Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time Parent received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with Parent to be bound by all of the provisions contained herein, and (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

            (h) Additional Requirements. Until termination of the Registration Statement, Parent will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act and file on a timely basis with the SEC all information that it may be required to file under either of Section 13 or
Section 15(d) of the Exchange Act and, so long as it is required to file such information, use its commercially reasonable efforts to maintain the availability of Rule 144 promulgated under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to shares of Parent common stock.

                                   ARTICLE 8

                                 INDEMNIFICATION

      8.1. Indemnification of Parent and Merger Sub.

            (a) Subject to the limitations contained in this Article 8, the Company and the Shareholders shall severally, but not jointly, defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys' fees, in each case net of insurance proceeds and tax benefits (to the extent quantifiable), ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this

Agreement, (ii) the breach of any covenant or agreement made by the Company in this Agreement or (iii) the transfer of the SMB Business.

            (b) In addition the obligations set forth in Section 8.1(a) above, the Company and the Shareholders shall, severally and not jointly, defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, stockholders, employees and agents against any and all Claims and Liabilities with respect to or arising from any claims for any right to receive Merger Consideration made by any Person who is not a holder of Company Stock at the Effective Time or is a holder of Company Stock and claiming a right to Merger Consideration inconsistent with the Merger Consideration Certificate.

            (c) Any indemnification payable with respect to Claims and Liabilities asserted pursuant to this Section 8.1 shall be apportioned among the Shareholders, on a pro rata basis based on their respective ownership interests as set forth on the Merger Consideration Certificate. No indemnification shall be payable with respect to Claims and Liabilities asserted pursuant to this
Section 8.1 to the extent the cumulative amount of all such Claims and Liabilities exceeds $1,000,000 (the "Indemnification Cap"), and the liability of any Shareholder under this Section 8.1 shall not exceed the Shareholder's portion of the liability, on a pro rata basis based upon such Shareholder's ownership interest as set forth on the Merger Consideration Certificate.

      8.2. Indemnification of the Company. Parent shall defend, indemnify and hold harmless the Company, and its officers, directors, shareholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Parent or Merger Sub, or (ii) breach of any covenant or agreement made by Parent or Merger Sub in this Agreement. No indemnification shall be payable with respect to Claims and Liabilities asserted pursuant to this Section 8.2 to the extent the cumulative amount of all such Claims and Liabilities exceeds the value of the Collared Stock Consideration paid in shares of Parent Common Stock.

      8.3. Claims Procedure. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its Affiliates by the claimant and imposes no Material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party, provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

      8.4. Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article 8, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit.

      8.5. Representative.

            (a) The Representative shall serve as the agent for and on behalf of the Shareholders (in their capacities as such) to: (i) receive, assert, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to, any Claims and Liabilities by any Indemnitee, against any such Shareholder or by any such Shareholder against any Indemnifying Party or any other dispute between Parent and any such Shareholder, in each case relating to this Agreement or the transactions contemplated hereby or thereby; and (ii) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance. Any and all Claims and Liabilities between or among any Indemnitee, the Representative and/or any one or more Shareholders relating to this Agreement or the transactions contemplated hereby shall (i) in the case of any claim or dispute asserted by or against or involving any such Shareholder (in its capacity as such) (other than any claim against or dispute with the Representative), be asserted or otherwise addressed solely by the Representative on behalf of such Shareholder (and not by such Shareholder acting on its own behalf). The Person serving as the

Representative may be replaced from time to time by the holders of a majority in interest of the shares held by the Shareholders upon not less than ten days' prior written notice to Parent. No bond shall be required of the Representative, and the Representative shall receive no compensation for his services. Notices or communications to or from the Representative shall constitute notice to or from each of the Shareholders.

            (b) The Representative shall not be liable to any Shareholder for any act done or omitted hereunder as the Representative while acting in good faith. The Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Representative. The Shareholders shall, severally and not jointly, on a pro rata basis, indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including without limitation the legal costs and expenses of defending the Representative against any claim or liability in connection with the performance of the Representative's duties.

            (c) Notwithstanding anything herein to the contrary, the Representative is not authorized to, and shall not, accept on behalf of any holder of Company Stock any Merger Consideration to which such holder of Company Stock is entitled under this Agreement and the Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any holder of Company Stock unless the Representative is expressly authorized to do so in writing signed by the holder of Company Stock. In all matters relating to this Article 8, the Representative shall be the only party entitled to assert the rights of the holders of Company Stock and the Representative shall perform all of the obligations of the holders of Company Stock hereunder. Representative shall promptly, and in any event within five (5) business days, provide written notice to the affected of any action taken on their behalf by the Representative pursuant to the authority delegated to the Representative under this Section 8.5.

            (d) The Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Representative shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                                   ARTICLE 9

                              CONDITIONS TO MERGER

      9.1. Condition to Obligation of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

            (a) No Injunctions. No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its reasonable best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

            (b) Company Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company's shareholders in accordance with the Company's Articles of Incorporation and the CGCL.

            (c) Regulatory Approvals. Parent shall have obtained all approvals required by the SEC and the NASDAQ Marketplace Rules in connection with the Merger, if any.

            (d) Transfer of the SMB Business. The SMB Business shall have been transferred to a new business entity and the employment of all employees of the SMB Business shall have been terminated.

      9.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and the Merger Sub to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

            (a) Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in any certificate or other written document delivered to Parent pursuant hereto that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Company in this Agreement and in any certificate or other written document delivered to Parent pursuant hereto that is not so qualified shall be true and correct in all Material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

            (b) Agreements and Covenants. The Company shall have Materially performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

            (c) Certificate of Secretary. The Company shall have delivered to Parent a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors and shareholders of the Company authorizing this Agreement and the Merger; (ii) the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time, including all amendments thereto; (iii) the Merger Consideration Certificate; and (iv) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

            (d) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company including, without limitation, those set forth on Schedule 9.2(d), except for such consents, waivers, approvals, authorizations and orders, which if not listed in Schedule 9.2(d) and not obtained, and such filings, which if not listed in Schedule 9.2(d) and not made, would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Corporation.

            (e) Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on the Company that has not been cured as of the Final Date.

            (f) Employment Agreements. Parent shall have entered into employment agreements, in the form approved by Parent with Casper Zublin.

            (g) Non-Competition Agreements. Parent shall have entered into non-competition agreements, in the form approved by Parent, with each of Casper Zublin, David Upton and Chris Richner.

            (h) Severance Agreements. Parent shall have entered into severance agreements, in the form approved by Parent, with each of David Upton and Chris Richner.

            (i) Resignation of Officers and Directors. Parent shall have received letters of resignation from each of the officers and directors of the Company immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

            (j) Termination of Employee Benefit Plans. If the Company maintains or sponsors any Benefit Plans, the Company's Board of Directors shall have adopted a resolution terminating each such Benefit Plan contingent upon the Closing and effective at least one calendar day prior to the Effective Time.

            (k) Closing of Financing. Parent shall have consummated a financing through the sale of debt and/or equity securities with aggregate proceeds of at least $2,500,000.

      9.3. Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

            (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub in this Agreement and in any certificate or other written document delivered to the Company pursuant hereto that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Parent and Merger Sub in this Agreement and in any certificate or other written document delivered to the Company that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

            (c) Guarantees. The personal guarantees of Casper Zublin, Jr. and Glen Ackerman in respect of obligations of the Company shall have been released and/or assumed by Parent.

            (d) SMB Management Agreement. Parent shall have executed and delivered an agreement for provision of certain management services by Parent for the SMB Business in a form reasonably satisfactory to the Company.

                                   ARTICLE 10

                                   TERMINATION

      10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

            (a) by mutual written agreement duly authorized by the Boards of Directors of the Company and Parent;

            (b) by Parent if the Company has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in the failure to satisfy the conditions set forth in Section 9.2(a) and 9.2(b), in the case of the Company, or in Section 9.3(a) and 9.3(b), in the case of Parent or Merger Sub; provided, however, that, if such breach is reasonably capable of being cured by the breaching party prior to the Final Date and the breaching party is continuing to exercise its reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this Section 10.1(b) on account of such breach until the 30th calendar day from the date on which the breaching party received a written notice of such breach from the other party or the Final Date, whichever is earlier;

            (c) by either Parent or the Company if the required approval of the shareholders of the Company shall not have been obtained prior to the Final Date;

            (d) by either Parent or the Company, if the Effective Time has not occurred on or before the Final Date (as defined below), other than as a result of a breach of this Agreement by the terminating party; or

            (e) by either Parent or the Company, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

      As used herein, the "Final Date" shall be November 1, 2004.

      10.2.  Notice of  Termination.  Any  termination of this  Agreement  under
Section 10.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

      10.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect (except as provided in Section 10.3) and nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations contained in the

Confidentiality Agreement which shall survive termination of this Agreement in accordance with its terms.

                                   ARTICLE 11

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the date that is the first anniversary of the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

                                   ARTICLE 12

                               GENERAL PROVISIONS

      12.1. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

            (a)   If to Parent or Merger Sub:

                  DynTek, Inc.
                  18881 Von Karman Ave.
                  Suite 250
                  Irvine, CA  92612
                  Attn:  Chief Financial Officer
                  Ph:  (949) 955-0078
                  Fax:  (949) 955-0086

                  with a copy to (which shall not constitute notice):

                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Attn:  Christopher Ivey, Esq.
                  Ph:  (949) 725-4121
                  Fax: (949) 725-4100

                  If to the Company:

                  Integration Technologies, Inc.
                  19700 Fairchild Road, Suite 250
                  Irvine, California 92612
                  Attn:  Casper Zublin, Jr.
                  Ph:
                  Fax:

                  with a copy to (which shall not constitute notice):

                  Manatt Phelps & Phillips
                  695 Town Center Drive
                  Fourteenth Floor
                  Costa Mesa, CA 92626
                  Attn:  Ivan A. Gaviria, Esq.
                  Ph:  (714) 371-2529
                  Fax:  (714) 371-2567

      12.2. Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after any shareholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of Shares, there shall be made no amendment that pursuant to the CGCL requires further approval by such shareholders without the further approval of such shareholders.

      12.3. Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      12.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      12.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

      12.7. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

      12.8. Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      12.9. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

      12.10. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of California as applied to contracts that are executed and performed in California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      12.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

      12.12. Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      12.13. Gender. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            DYNTEK, INC., a Delaware corporation

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            ITI ACQUISITION CORP., a California
                                            corporation

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            INTEGRATION TECHNOLOGIES, INC., a
                                            California corporation

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            REPRESENTATIVE

                                            By: ________________________________

                                                [_______________]


                                            SHAREHOLDERS

                                            ____________________________________
                                                Glen Ackerman

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                           ____________________________________
                                               Lisa Ackerman

                                           ____________________________________
                                               Chris Richner

                                           ____________________________________
                                               David Upton


                                           CW ZUBLIN TRUST UNDER DECLARATION
                                           OF TRUST DATED 4/6/01, CASPER ZUBLIN,
                                           JR., TRUSTEE

                                           ____________________________________
                                               CASPER ZUBLIN, JR., TRUSTEE

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      The following terms, as used in the Purchase Agreement, have the following meanings:

      "Affiliate" shall mean with respect to any Person, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or other Person directly or indirectly controlling, controlled by or under common control with such Person, including all officers and directors of such Person.

      "Alternative  Acquisition"  shall have the meaning as set forth in Section
5.4 of the Agreement.

      "Agreement" shall have the meaning as set forth in the Preamble.

      "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

      "Benefit Plans" shall have the meaning as set forth in Section 3.12(b) of the Agreement.

      "California  Agreement  of Merger"  shall have the meaning as set forth in
Section 1.3 of the Agreement.

      "Cash   Consideration"   shall  mean  $2,500,000,   less  the  Shareholder
Indebtedness as of the Closing Date.

      "Certificates" shall have the meaning as set forth in Section 2.2(a) of the Agreement.

      "Change in Control" shall mean (i) the acquisition, directly or indirectly, in one transaction or a series of related transactions of the beneficial ownership of securities of Parent possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Parent; (ii) a merger or consolidation in which the holders of the outstanding voting securities of Parent immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of Parent or of the acquiring entity immediately after such merger; or (iii) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent, except for a transaction in which the holders of the outstanding voting securities of Parent immediately prior to such transaction(s) receive as a distribution with respect to securities of Parent, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

      "Claims" shall have the meaning as set forth in Section 7.6(f)(i) of the Agreement.

      "Claims and Liabilities" shall have the meaning as set forth in Section 8.1(a) of the Agreement.

      "Closing" shall have the meaning as set forth in Section 1.2 of the Agreement.

      "Closing Date" shall have the meaning as set forth in Section 1.2 of the Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Collared  Stock  Consideration"  shall  have the  meaning as set forth in
Section 2.3 of the Agreement.

      "Company" shall have the meaning as set forth in the Preamble.

      "Company Disclosure Schedule" shall mean the written disclosure schedule pursuant to Article 3 of the Agreement delivered on or prior to the date hereof by the Company and the Shareholders to Parent that is arranged in the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

      "Company Environmental Liabilities" mean any and all liabilities of or relating to the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

      "Company  Financial  Statements"  shall  have the  meaning as set forth in
Section 3.8(a) of the Agreement.

      "Company Intellectual Property" means all Material Intellectual Property other than Material Intellectual Property that is the subject of Third Party Licenses.

      "Company Stock" means the Common Stock of the Company.

      "Confidentiality Agreement" shall have the meaning as set forth in Section
5.5 of the Agreement.

      "Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

      "Customers" shall have the meaning as set forth in Section 3.27 of the Agreement.

      "Databases" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

      "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "DGCL" shall have the meaning as set forth in the Recitals of the Agreement.

      "Earn-Out Revenue" shall have the meaning as set forth in Section 2.5(a) of the Agreement.

      "Earn-Out Period" shall have the meaning as set forth in Section 2.4(a) of the Agreement.

      "EBITDA" means earnings before interest, taxes, depreciation and amortization, all as determined in accordance with GAAP, on a basis consistent with prior periods. For purposes of calculating the EBITDA Earn-Out Consideration pursuant to Section 2.4 of the Agreement, the salaries and other overhead expenses of Casper Zublin, Bill Tomlinson and Lanie Sechrest shall be excluded from the expense calculation.

      "EBITDA  Earn-Out  Consideration"  shall have the  meaning as set forth in
Section 2.4 of the Agreement.

      "EBITDA Earn-Out Notice" shall have the meaning as set forth in Section 2.4(a)(i) of the Agreement.

      "EBITDA Earn-Out  Objection Notice" shall have the meaning as set forth in
Section 2.4(a)(i) of the Agreement.

      "Effective Time" shall have the meaning as set forth in Section 1.3 of the Agreement.

      "Employees" shall have the meaning as set forth in Section 3.20 of the Agreement.

      "Environmental Laws" mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

      "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "Final Date" shall have the meaning as set forth in Section 10.1 of the Agreement.

      "Firm" shall have the meaning as set forth in Section 2.4(a)(i) of the Agreement.

      "GAAP" shall have the meaning as set forth in Section 3.8(b) of the Agreement.

      "Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      "Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

      "Indemnifying Party" shall have the meaning as set forth in Section 8.3 of the Agreement.

      "Indemnitee" shall have the meaning as set forth in Section 8.3 of the Agreement.

      "Intellectual Property" shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Products, Software, databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, proprietary data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

      "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

      "Lien" means, with respect to any Asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such Asset.

      "Material" and "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" means, with respect to any Person, a Material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the operating results of such Person and its Subsidiaries taken as a whole.

      "Material  Intellectual  Property"  shall have the meaning as set forth in
Section 3.21(a) of the Agreement.

      "Merger" shall have the meaning as set forth in the Recitals.

      "Merger Consideration" shall consist of (i) the Cash Consideration, (ii) the Collared Stock Consideration, (iii) the EBITDA Earn-Out Consideration and
(iv) the Revenue Earn-Out Consideration.

      "Merger Consideration  Certificate" shall have the meaning as set forth in
Section 2.1(b)(vii) of the Agreement.

      "Merger Sub" shall have the meaning as set forth in the Preamble.

      "Nasdaq" shall have the meaning as set forth in Section 2.3(a) of the Agreement.

      "NASD" means National Association of Securities Dealers, Inc.

      "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

      "Owned Databases" means all Databases other than Third Party Databases.

      "Owned Software" means all Software other than Third Party Software.

      "Parent" shall have the meaning as set forth in the Preamble.

      "Parent Common Stock " means the common stock of Parent.

      "Parent Disclosure Schedule" shall mean the written disclosure schedule pursuant to Article 4 of the Agreement delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

      "Parent Indemnified Person" shall have the meaning as set forth in Section 7.6(f)(ii) of the Agreement.

      "Per Share Cash Consideration" shall mean the amount equal to the Cash Consideration divided by the total issued and outstanding shares of the Company Stock immediately prior to the Effective Time and as set forth on the Merger Consideration Certificate.

      "Per Share Collared Stock Consideration" shall mean the amount equal to the Collared Stock Consideration payable pursuant to Section 2.3 divided by the total issued and outstanding shares of the Company Stock immediately prior to the Effective Time and as set forth on the Merger Consideration Certificate.

      "Per Share EBITDA Earn-Out Consideration" shall mean the amount equal to the EBITDA Earn-Out Consideration payable pursuant to Section 2.4 divided by the total issued and outstanding shares of the Company Stock immediately prior to the Effective Time and as set forth on the Merger Consideration Certificate.

      "Per Share Revenue Earn-Out Consideration" shall mean the amount equal to the Revenue Earn-Out Consideration payable pursuant to Section 2.5 divided by the total issued and outstanding shares of the Company Stock immediately prior to the Effective Time and as set forth on the Merger Consideration Certificate.

      "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      "Permit" shall mean any federal, state, local, or foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

      "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; (c) Liens incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate Materially detract from the value of its property or Materially impair the use thereof in the operation of its business and (d) Liens securing obligations that are individually not in excess of $25,000.

      "Products" means the Software products created, developed or owned by the Company and all related products, including any Intellectual Property related thereto.

      "Registrable Shares" shall have the meaning as set forth in Section 7.6(a)(i) of the Agreement.

      "Registration Statement" shall mean any registration statement filed with the SEC pursuant to Section 7.6(a) or Section 7.6(b) of this Agreement.

      "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the Securities and Exchange Commission.

      "Representative" shall have the meaning as set forth in Section 2.3(b) of the Agreement.

      "Returns" shall have the meaning as set forth in Section 3.11(a)(i) of the Agreement.

      "Revenue Earn-Out Consideration" shall have the meaning as set forth in the Preamble of the Agreement.

      "Revenue Earn-Out Notice" shall have the meaning as set forth in Section 2.5(b) of the Agreement.

      "Revenue Earn-Out Objection Notice" shall have the meaning as set forth in
Section 2.5(b) of the Agreement.

      "Share Price" shall have the meaning as set forth in Section 2.3(a) of the Agreement.

      "Shareholder  Indemnified  Person"  shall have the meaning as set forth in
Section 7.6(f)(i) of the Agreement.

      "Shareholder Indebtedness" shall mean that indebtedness of the Company to certain shareholders as set forth on Schedule 3.22 to the Agreement, plus all additional interest that may accrue on such indebtedness up to and including the day immediately prior to the Closing Date.

      "Shares" shall mean the issued and outstanding shares of Company Stock immediately prior to the Effective Time, other than (i) shares of Company Stock held by the Company and (ii) shares of Company Stock held by Parent, Merger Sub or any other Subsidiary or parent of Parent or Merger Sub, if any.

      "SMB Business" shall mean that portion of the Company's business that excludes the mid-market enterprise business. A schedule of assets, contracts, employees and any other elements of the SMB Business is detailed on Exhibit C attached hereto.

      "Software" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Surviving Corporation" shall have the meaning as set forth in Section 1.1 of the Agreement.

      "Tax" or "Taxes" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

      "Tax Data" shall have the meaning as set forth in Section 6.7(d) of the Agreement.

      "Third Party Databases" means Databases licensed or leased to the Company or any of its Subsidiaries by third parties.

      "Third Party Licenses" means all licenses and other agreements with third parties relating to any Intellectual Property or products that the Company is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by the Company.

      "Third Party Technology" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses.

      "Third Party Software" means Software licensed or leased to the Company or its Subsidiaries by third parties, including commonly available "shrink wrap" software copyrighted by third parties.

      "Transaction Documents" means the Agreement, the Confidentiality Agreement and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

      "Transfer Taxes" shall have the meaning as set forth in Section 7.3 of the Agreement.

      "Violations" shall have the meaning as set forth in Section 7.6(f)(i) of the Agreement.

                                    EXHIBIT B

                         CALIFORNIA AGREEMENT OF MERGER



                                    Exhibit B

                                    EXHIBIT C

                                  SMB BUSINESS



                                    Exhibit C